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INVESTOR PRESENTATION

HIGH TIMES®

APRIL 2019



The Authority in Cannabis Culture

SAFE HARBOR

This presentation contains "forward-looking" statements, within the meaning of the federal securities laws, that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning our possible or assumed future results of operations, expected growth and business strategies, key operating metrics, financing plans, competitive position, industry environment, potential product offerings, potential market and growth opportunities and the effects of competition.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this presentation. These statements do not guarantee future performance and speak only as of the date hereof, and qualify for the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933. We refer all of you to the disclosures contained in the Hightimes Holding Corp. Regulation A+ Offering Circular, dated July 26, 2018, as well as its periodic reports including Annual reports on Form 1-K, Semi-Annual Reports on Form 1-SA, and Current Reports on Form 1-U filed with the Securities and Exchange Commission, including the risk factors set forth therein, for more detailed discussion on the factors that can cause actual results to differ materially from those projected in any forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

This presentation includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures in this presentation, where applicable, as well as in the appendix to this presentation.


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hightimes.com
HIGH TIMES
NEWS CULTURE GROW MEDICINAL EDIBLES BUSINESS SHOP MARKETPLACE
CULTURE
THE FEMA
WHO FIGH
WILDFIRE
By Maureen Meehan
EDIBLES
THESE COMPOSTABLE
By Javier Hasse
NEWS
TRUMP'S
DUMP A B
ON US
By Chris Roberts





Industry Overview


Global Legal
Cannabis Market
2025E
$146.4 Billion
Retail
Cannabis
Sales
2019E
$23.3 Billion

Source: Grand View Research, Inc.

INDUSTRY OVERVIEW: US CANNABIS COMPARATIVE MARKET SIZE & GROWTH

- Retail cannabis sales (including medical) are expected to reach over $20 billion by 2020 in the U.S. alone.
- The U.S. black market for the cannabis sector is estimated at $45 billion annually.
- U.S. Legal market is estimated to grow to $80+ billion by 2026.


$100
$80
$37
$35
$21
$20
$80
Beer
Tobacco
Wine
Organic Food
Chocolate
US Cannabis (2020)
US Cannabis (2026)

GALLUP QUESTION: Do you think the use of marijuana should be legal, or not?[2]


12%
16%
28%
25%
23%
25%
31%
34%
36%
44%
50%
58%
60%
66%
1969
1971
1973
1975
1977
1979
1981
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015
2017

UNITED STATES: STATES WITH LEGALIZATION [1]


MEDICINAL
RECREATIONAL

UNITED STATES

- **31 states allow for legal cannabis sale and consumption:**
  21 for medicinal use
  10 for adult recreational use.[1]
- A **strong worldwide market** for cannabis already exists, and **consumer demand** has been well established for 70+ years.[1]
- National opinion on legalizing cannabis has improved dramatically from 1969 through 2018.[2]

Source: 1) Marijuana Policy Project 2) Pew Research, Gallup


HIGH TIMES


HIGH TIMES

Company Overview



HIGH TIMES®

- With a 45 year history, High Times has established itself as the most recognized Cannabis brand in the world.
- With unparalleled brand recognition, the Company licenses its brand for products and services across the Cannabis industry
- High Times produces and sponsors leading industry events, connecting consumers to relevant information and products both domestically and internationally.
- We are the Cannabis industry's leading information source, through our media properties which are distributed on multiple platforms: online, social and print.
- We are well positioned to capitalize on the rapidly expanding legalization of cannabis.

HIGH TIMES

FOUNDED IN 1974

The Most Trusted Brand in Cannabis

REVENUE SOURCES

MEDIA EVENTS LICENSING NEW

2018 TOTAL REVENUE

14.6 M

2018 EVENTS	2019 PROJECTED EVENTS
15 EVENTS	27 EVENTS
1 INTERNATIONAL	4 INTERNATIONAL
14 DOMESTIC	23 DOMESTIC

2019 TOTAL PROJECTED REVENUE

40.6 M

177% Growth

Figures shown for 2018 and 2019 are Management's unaudited figures and projections only. See Safe Harbor on page 2 regarding projections.


$40.6 million
$14.6 million
$42,000
$35,000
$28,000
$21,000
$14,000
$7,000
Thousands
720
601
9,020
5,927
24,360
45
2,365
2,077
10,159
NEW OPPORTUNITIES
LICENSING
DIGITAL MEDIA
PRINT MEDIA
EVENTS
2018 Actual
2019 Forecasted

Figures shown for 2018 and 2019 are Management's unaudited figures and projections only. See Safe Harbor on page 2 regarding projections.

EVENTS

PLANNED CALENDAR

Numbers indicate the number of events planned to be in each location.

2018 EVENTS

15 events

14 domestic, 1 international


2
1
10
1
1
HOLLAND

2019 FORECASTED EVENTS

27 events

23 domestic, 4 international


1
1
2
1
1
16
1
1
HOLLAND
1
CANADA
1
PUERTO RICO
1
SPAIN

Figures shown for 2018 and 2019 are Management's unaudited figures and projections only. See Safe Harbor on page 2 regarding projections.

© LICENSING


HIGH TIMES.


High Times


HT


HIGH TIMES BOOKS PRESENTS
PARENTS' GUIDE TO MARIJUANA
BY DR. MITCH EARLEYWINE


DOPE SWEET DOPE
HIGH TIMES


High Times
A 40-YEAR HISTORY OF THE WORLD'S MOST INFAMOUS MAGAZINE


HIGH TIMES

Refer to the Appendix for more information regarding anticipated New Opportunities.

PRINT MEDIA


dope
MAGAZINE
THE HEALTH ISSUE
CANNABIS >AND KIDS
ROADTRIP TO HARBORSIDE


How to Grow Sativas Indoors
HIGH TIMES
Oliver Stone
On Pot, Politics & His New Movie Savages
The 10th Annual Doobie Awards
100,000-Watt Grow Op
Die Antwoord's Smokeout
Pot, Inc.
Cannabis in Colombia
Greenhouse Ganja Gardening


CULTURE
MICHIGAN CAREGIVERS SUE STATE POLICE FOR FAULTY CANNABIS TEST RESULTS
CANADA BEGINS LEGALLY EXPORTING CANNABIS
RICKY WILLIAMS

DIGITAL MEDIA

dope MEDIA

HIGH TIMES

CULTURE MAGAZINE

**The acquisition of Culture Magazine is expected to close in 2019.*

HIGH TIMES WEB TRAFFIC FIGURES 2018

PAGE VIEWS
70,350,000+

UNIQUE USERS
23,100,000+


HIGH TIMES
6 Most Common Weed Mutations And How to Spot Them

HIGH TIMES SOCIAL MEDIA FIGURES 2018

FOLLOWERS
8,745,000+

LIKES, COMMENTS, & SHARES
52,250,000+

NEW OPPORTUNITIES & ENTERTAINMENT

ENTERTAINMENT

- Joint Venture for **Film Slate in development**
- Development deal with **major production company for television programing.**
- Preparing to roll out **Over-The-Top services**

NEW OPPORTUNITIES

- Entering new industries such as **hospitality**
- Reviewing **non-plant touching acquisition targets**
- Developing **retail stores**


HT 100
HIGH TIMES


HIGH TIMES
INVESTOR

Financial Overview


PAX

Digital Media/eCommerce

- Revenue grew 557% year over year, grossing $2.4 million

2019 Projected Revenue

- Expected to gross $40.6 million, representing 177% year over year growth

Management's Unaudited Proforma Balance Sheet		FY 2018
(In 000's)		*UNAUDITED*
Assets		
Cash and Cash Equivalents		*1,178*
Furrent Assets (ex-cash)		*8,245*
Other Assets		*22,743*
Total Assets	**$**	**32,166**

Management's Unaudited Proforma Balance Sheet		FY 2018
(In 000's)		*UNAUDITED*
Liabilities		
Current Liabilities		*20,675*
Other Liabilities		*119*
Total Liabilities	$	*20,794*
Stockholders' Equity		
Stockholders' Equity		*11,372*
Total Stockholders' Equity	$	11,372
Total Liabilities & Stockholders' Deficit	**$**	**32,166**

Management's Unaudited Proforma Balance Sheet reflects the conversion of convertible securities upon IPO while not taking into account additional capital that may be raised from an IPO.

Figures shown for FY 2018 are Management's unaudited figures only. See Safe Harbor on page 2 regarding projections.

Summary Financials	FY 2017	% of Rev	FY 2018	% of Rev	YoY Growth
Revenue Class			UNAUDITED	UNAUDITED	UNAUDITED
Festivals, Events & Competitions	*11,037,000*	*76%*	*10,159,188*	*69%*	*-8%*
Legacy Business	*2,832,000*	*20%*	*2,076,976*	*14%*	*-27%*
Digital Media / eCommerce	*360,000*	*2%*	*2,364,776*	*16%*	*557%*
Licensing	*252,000*	*2%*	*45,164*	*0%*	*-82%*
Grand Total	$ 14,481,000		$ 14,646,105		1%


HIGH TIMES' NET REVENUE
$50.0
$40.0
$30.0
$20.0
$10.0
$-
(M)
$14.6
$14.5
$14.6
$40.6
2016
2017
2018
2019E

Figures shown for 2018 and 2019 are Management's unaudited figures and projections only. See Safe Harbor on page 2 regarding projections.


GEAR OF THE
HIGH TIMES
Cover Freak!
Artwork by Richard Prince
SPECIAL


HIGHTIMES
100

Executive Summary




PAX

Aug. 2017
Purchase of
GREEN RUSH DAILY

Sept. 2018
Purchase of
dope MEDIA

Oct. 2018
Investment by
iHeart RADIO

Nov. 2018
Purchase of
CHALICE CALIFORNIA
MUSIC GLASS HASH ART

2019
Anticipated
Closing of
CULTURE MAGAZINE

2019
Anticipated
Closing of
BARCELONA SPANNABIS
FERIA DEL CÁÑAMO

2019
Anticipated
Closing of
BIG INDUSTRY SHOW™

**The acquisition of Culture Magazine is expected to close in 2019.*

EXECUTIVE SUMMARY: KEY TAKEAWAYS

HIGH TIMES

- High Times is the leading authority for the global cannabis market.
- Capitalizing on the High Times brand – known throughout the world.
- Multiple revenue streams including digital, print, licensing, and events.
- Ability to connect to consumers with relevant brands and services through industry leading events.
- Products and services expansion through proprietary offerings, including licensing, apparel, media, and technology.
- Well-positioned to benefit from the booming, multi-billion dollar ancillary cannabis industry.

THANK YOU


MAXIMIZE THE POWER OF PH
HIGH TIMES
HIGH TIMES
JUL 323
CELEBRATING THE COUNTERCULTURE
SNOOP DOGG
STONER OF THE YEAR
3RD STONY AWARDS
H2GROW GUIDE
WARREN HAYNES
PUDDLE OF MUDD
HOLLYWOOD & THE CIA
STONER OF THE YEAR SNOOP DOGG PRESENTED BY HIGH TIMES MARCH 3, 2002
BEST SOUNDTRACK PRESENTED BY HIGH TIMES MARCH 3, 2002
WWW.HIGHTIMES.COM
JULY 2002


HIGHTIMES
VIP





Appendix


HT


HIGH TIMES
THE MOST RECOGNIZABLE BRAND
IN CANNABIS

Management & Board of Directors

ADAM LEVIN



EXECUTIVE CHAIRMAN

- Adam Levin is the founder of Hightimes Holdings and served as its CEO since its inception until April 2019. In 2017, Levin led the acquisition of Trans-High Corporation. Additionally, Levin serves as the Managing Director of Oreva Capital.
- Levin previously founded Boxlight Corporation, a leading provider of interactive solutions that is publicly traded on NASDAQ.
- Through Oreva Capital and its predecessor, Levin has primarily invested in intellectual property and technology investments for more than 15 years including investments in CinemaElectric (OTC:CINM), Penthouse Media Group, Girls Gone Wild, Bebo, and StudiVZ.
- Levin has been a featured speaker at CES, MIPTV, MONY Conference, CTIA, Wireless Influencers; has been featured in The Wall Street Journal, The NY Times, Fortune, Bloomberg, and Entrepreneur Magazine; and has appeared on CNN, NPR, MSNBC, HBO and Fox News.

KRAIG FOX



CEO

- Kraig G. Fox has over 20 years' experience as an investor and operator in the media and entertainment industries. Fox is a Senior Managing Director of Guggenheim Partners where he focuses on Guggenheim's overall strategy in the media and entertainment spaces as well as the management of its media and entertainment investments.
- Prior to joining Guggenheim, Fox was a founder and Chief Operating Officer of Core Media (previously CKX, Inc.) where he oversaw all operations of this publicly traded company including Core's interests in the estate of Elvis Presley and the intellectual property rights of Muhammad Ali as well oversight of its wholly owned subsidiary, 19 Entertainment, which included American Idol (including television, records, lives tours, artist management and sponsorships) and So You Think You Can Dance.
- Prior to Core, Fox was a founder of SFX Entertainment (now Live Nation) where he was Chief Development Officer from 1995 until 2000 overseeing the global consolidation of the live entertainment industry into the worlds largest owner and operator of live entertainment promoters and producers.

NEIL WATANABE



COO/CFO

- Neil Watanabe has over 30 years' experience and is a veteran in executive finance and operations, having overseen many companies' finance and business operations.
- Previously, he served as CFO at US Auto Parts where he was responsible for finance, accounting, strategic planning, and supply chain for this publicly traded company on NASDAQ.
- Watanabe has held various other retail executive positions including serving as the COO of National Stores, Inc., Motherhood Maternity, and Sears Health and Nutrition. He has also held CFO positions at Anna's Linens, Mac Frugal's Bargain Closeout, Petsmart, and Shoe Pavilion.
- Watanabe received his certification as a public accountant in Illinois and has a degree from the University of California, Los Angeles.

SAMEEN AHMAD



VP of Events & Partnerships

- Sameen Ahmad curates, manages and produces the Company's events from top to bottom around the country; with a decade of experience in festival and event production.
- Previously, Ahmad was an Investment Banking Analyst with the Blackstone Group laying the foundation to join the global expansion team for Starwood Hotel & Resort's W and St. Regis spa division.
- Ahmad also worked for Austin City Limits Live and opened Brooklyn Bowl's London and Las Vegas outposts.

ALEX PAUL



VP of Business & Legal Affairs

- Alex Paul started his career at Cooley law firm and has worked as in-house counsel at several companies.
- In 2006, Paul joined PlanetOut as its Associate General Counsel. In 2009, he was promoted to SVP, Business & Legal Affairs, at Here Media.
- He currently serves as Executive Vice-President, Business & Legal Affairs to both Pride Media and High Times Holdings.
- Alex graduated from Notre Dame Law school with honors. He also has an MBA from the University of Illinois at Springfield.

BOARD OF DIRECTORS

HIGH TIMES

ADAM LEVIN



Chairman

- Adam Levin is the founder of Hightimes Holdings and has served as its Chairman and CEO since its inception. In 2017, Levin led the acquisition of Trans-High Corporation.
- Levin is Managing Director of Oreva Capital Corp. and was Managing Director of Vert Capital Corp prior.
- Levin currently serves on the board of directors of Pride Media, Inc. and for other accomplishments please refer to the Management Team section.

KRAIG FOX



Director

- Kraig G. Fox has over 20 years' experience as an investor and operator in the media and entertainment industries. Fox is a Senior Managing Director of Guggenheim Partners where he focuses on Guggenheim's overall strategy in the media and entertainment spaces as well as the management of its media and entertainment investments.
- For more detail on Fox's accomplishments and prior positions, please refer to the Management Team section of this document.

VINCENTE FOX



Director

- Vincente Fox served as President of Mexico from 2000 to 2006.
- Prior to his presidency, Fox enjoyed a career at Coca Cola where he became the President of Mexican and Latin American operations.
- Fox studied Business Administration at the Universidad Iberoamericana and later received a Top Management Diploma from the Harvard Business School.
- Fox is now actively involved in encouraging leadership and creating opportunities for those less fortunate through his organization, Centro Fox.

JUSTIN EHRLICH



Director

- Justin Ehrlich is a partner in VE Equities LLC, a full-service real estate company, and Churchill Real Estate Holdings LLC, a platform offering short term debt products.
- Completed over $10 billion of luxury real estate projects in Manhattan and is developing several more in California.
- Ehrlich is currently on the board of A Caring Hand and BDS Analytics.

STORMY SIMON



Director

- Stormy Simon has served as President; Co-President; SVP of Customer and Partner Care; SVP of Customer Care, Public Relations & Branding; VP of Books, Music & Videos; SVP of BMV & Off-Line Advertising; Chief of Staff; and VP, BMMG, Travel and Off-Line Advertising of Overstock.com Inc.
- Simon headed Overstock.com BMV category and was responsible for all offline marketing including television, radio and print advertising.

COLLEEN MANLEY



Director

- Colleen Manley has served as a director Trans-High Corp. for the past five years and joined Hightimes' board in March 2017.
- Manley Law works with and represents multi-family offices in many jurisdictions.
- Having been a director at American Green, Inc., Manley is actively involved in issues involving children and the environment.
- In 1986, Manley was admitted to US Court of Appeals for the Ninth Circuit. Manley has earned the coveted "AV" rating and her law firm has been awarded "pre-eminent" status.

ELEANORA KENNEDY



Director

- Eleanora Kennedy is an accomplished interior designer and published writer.
- Kennedy is a board member to many charities including the Society of Memorial Sloan Kettering Cancer Center, the Shana Alexander Charitable Foundation, and the Central Park Conservatory.
- Kennedy, serving as an advisor to the President of the UN General Assembly, worked with the UN to screen the impactful movie Trade, with Kevin Kline.
- Kennedy began in merchandising at Saks Fifth Avenue, later becoming an executive at the Associated Merchandising Corporation and a director at Joseph Magnins.

COLIN CONWAY



Secretary

- Colin Conway is a managing director of Oreva Capital Corp.
- Conway previously served as a managing director at Vert Capital Corp., leading the business development team and participating in the acquisition and restructuring of privately operating companies in a myriad of industries.
- Prior to Vert Capital, Conway was an associate director at the hedge fund and fund of funds, Weston Capital Management, LLC.


MARKET CAPITALIZATION TO LTM REVENUE MULTIPLES
(3/29/19, in Millions)
400
350
300
250
200
150
100
50
0
359.1
128.1
95.5
34.3
22.7
17.2
15.6
14.1
7.6
4.3
2.8
AVERAGE REVENUE MULTIPLE
MEDIAN REVENUE MULTIPLE
MRST
WEED*
CBDS
AMMJ
MCIG
MMNF
HIGH TIMES**
CANN
KSHB
MJNA
TRTC

This graph illustrates the recently traded revenue multiples of competitive companies versus the multiple implied from the Company's valuation.

* Currency conversion rate of $0.75 USD to CAD used.
** Based on valuation of the Regulation A+ offering.

High Times' multiple is based on 2018 revenue figures rather than the last twelve months (LTM).
Mean and median multiples are not inclusive of High Times.

ADDITIONAL TRANSACTION DETAILS: ILLUSTRATIVE TRADING COMPARABLES

COMPANY	TICKER	SHARE PRICE 3/29/19	MKT. CAP (Millions)	ENTERPRISE VALUE (Millions)	LTM REVENUE (Millions)	MKT. CAP/ LTM REVENUE
MassRoots, Inc.	OTCPK: MSRT	0.08	14	12	0.0	359.1x
Canopy Growth Corporation	TSX: WEED	35.87	14,903	11,828	116.3	128.1x
Cannabis Sativa, Inc.	OTCPK: CBDS	2.61	58	59	0.6	95.5x
American Cannabis Company, Inc.	OTCPK: AMMJ	0.43	22	23	0.7	34.3x
mCig, Inc.	OTCPK: MCIG	0.13	69	72	3.1	22.7x
MedMen Enterprises, Inc.	OTCPK: MMNF	3.07	1,480	526	86.3	17.2x
General Cannabis Corp.	OTCPK: CANN	1.80	65	64	4.6	14.1x
Kush Bottles, Inc.	OTCPK: KSHB	5.94	523	469	68.6	7.6x
Medical Marijuana, Inc.	OTCPK: MJNA	0.06	220	216	51.6	4.3x
Terra Tech Corp.	OTCPK: TRTC	0.92	87	105	31.3	2.8x
High Times**			**225**		**14.4*****	**15.6x**
					Mean	**68.6x**
					Median	**19.9x**

* Currency conversion rate of $0.75 USD to CAD used.
** Based on valuation of the Regulation A+ offering.
*** This figure represents revenue for 2018, rather than the last twelve months (LTM).

Mean and median multiples are not inclusive of High Times.

HIGH TIMES HOLDING CORP.

Adam Levin
Executive Chairman
adam@hightimes.com

Kraig Fox
CEO
kfox@hightimes.com

Neil Watanabe
COO/CFO
neil@hightimes.com

INVESTOR RELATIONS

Scott Eckstein
KCSA Communications
Vice President 212-682-6300
seckstein@kcsa.com

MEDIA

High Times Media Team
516-996-4200
mediateam@hightimes.com

FINANCIAL ADVISOR

NMS Capital Advisors, LLC
310-855-0020